Exhibit 23.1

Blue Bird Corporation
Macon, Georgia
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 12, 2019, relating to the consolidated financial statements, the effectiveness of Blue Bird Corporation’s internal control over financial reporting, and schedules of Blue Bird Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended September 28, 2019.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP
Atlanta, Georgia
February 11, 2020